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                                                               EXHIBIT 10.22(vi)

                                                              SECURITY AGREEMENT

WELLS FARGO BANK                                                       EQUIPMENT
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        1.      GRANT OF SECURITY INTEREST. For valuable consideration, the undersigned HORIZON HIGH REACH, Inc., or any of them ("Debtor"), hereby grants and transfers to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") a security interest in all goods, tools, machinery, furnishings, furniture and other equipment, now or at any time hereafter, and prior to the termination hereof, owned or acquired by Debtor, wherever located, whether in the possession of Debtor or any other person and whether located on Debtor's property or elsewhere, and all improvements, replacements, accessions and additions thereto (collectively called "Collateral"), together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all accounts, contract rights, chattel paper, instruments, documents, general intangibles and rights to payment of every kind now or at any time hereafter arising from any such sale, lease, collection, exchange or other disposition of any of the foregoing, (b) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and (c) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing (hereinafter called "Proceeds").

        2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Bank; (b) all obligations of Debtor and rights of Bank under this Agreement; and
(c) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or. involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

        3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all Indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

        4. OBLIGATIONS OF BANK. Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

        5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor is the owner and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to grant a security interest in the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (d) all statements contained herein are true and complete in all material respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; and (f) Debtor is not in the business of selling goods of the kind included within the Collateral subject to this Agreement, and Debtor acknowledges that no sale of any Collateral, including without limitation, any Collateral which Debtor may deem to be surplus, has been or shall be consented to or acquiesced in by Bank, except as specifically set forth in writing by Bank.

        6.      COVENANTS OF DEBTOR.

        (a) Debtor Agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business (or personal residence, if applicable) or the places where Debtor keeps any of the Collateral or Debtor's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Debtor is moving same.

        (b) Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) to insure the Collateral with Bank as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Bank; (ii) to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use the Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iii) not to permit any security interest in or lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Bank; (iv) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (v) not to remove the Collateral from Debtor's premises unless the Collateral consists of mobile goods as defined in the California Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of the Collateral



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from its state of domicile for a period in excess of 30 calendar days; (vi) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein;
(vii) not to rent, lease or charter the Collateral; (viii) to permit Bank to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time; (x) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (xi) not to commingle Proceeds or collections thereunder with other property; (xii) to give only normal allowances and credits and to advise Bank thereof immediately in writing if they affect any Collateral or Proceeds in any material respect; (xiii) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xiv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep the Collateral in good and saleable condition and repair, to deal with the Collateral in accordance with the standards and practices adhered to generally by owners of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

        7. POWERS OF BANK. Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of Bank's rights in the Collateral and Proceeds, to enforce the same and make extension agreements with respect thereto; (c) to release persons liable on Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Bank's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Bank is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name;
(j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Bank, at Bank's sole option, toward repayment of the Indebtedness or replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the Collateral; and (n) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

        8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 herein, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

        9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under
(i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between any Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by any Debtor herein shall prove to be incorrect in any material respect when made; (c) any Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any attachment or like levy on any property of any Debtor; and (e) Bank, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

        10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor,



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or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

        While an Event of Default exists: (a) Debtor will deliver to Bank from time to time, as requested by Bank, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Bank; (c) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank; and (d) Bank may, without notice to Debtor, enter onto Debtor premises and take possession of the Collateral.

        11. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

        12. STATUTE OF LIMITATIONS. Until all Indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

        13. MISCELLANEOUS. (a) The obligations of Debtor are joint and several; (b) Debtor hereby waives any right (i) to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder, (ii) to direct the application of payments or security for Indebtedness of Debtor or indebtedness of customers of Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (c) Debtor hereby consents to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of any guarantors; provided however, that in each instance, Bank believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Indebtedness to which the action applies. Until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank.

        14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U. S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

        15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

        16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

        17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her Indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

        18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

        19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California.



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        Debtor warrants that its chief executive office (or personal residence, if applicable) is located at the following address: 1540 EAST SHAW AVE., SUITE 123, FRESNO,, CA 93710

        Debtor warrants that the Collateral (except goods in transit) is located or domiciled at the following additional addresses: NONE1 See attached Exhibit "A".

        IN WITNESS WHEREOF, this Agreement has been duly executed as of AUGUST 26, 1999.



HORIZON HIGH REACH, INC.                [INITIALS]

BY: /S/ RUSSELL McKAY, CFO
   ---------------------------------

TITLE: CFO
      ------------------------------



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                                                                      [INITIALS]

EXHIBIT A TO CONTINUING SECURITY AGREEMENT: EQUIPMENT, DATED AUGUST 26, 1999, EXECUTED BY HORIZON HIGH REACH, INC. AS DEBTOR, FOR THE BENEFIT OF WELLS FARGO BANK, NATIONAL ASSOCIATION, AS BANK

1361 SOUTHLAND CIRCLE N.W.              4151 BARRINGER DRIVE
ATLANTA, GA 30318                       CHARLOTTE, NC 28217

10525 WIRE WAY                          9000 EMMOTT ROAD
DALLAS, TX 75220                        HOUSTON, TX 77040

25 CHAMBERSBRIDGE ROAD                  8417 SW 8TH STREET
LAKEWOOD, NJ 08701                      OKLAHOMA CITY, OK 73128

222 BERGEN TURNPIKE                     11250 SOMERSET AVENUE
RIDGEFIELD PARK, NJ 07660               BELTSVILLE, MD 20705

1540 E. SHAW AVE., SUITE 123            560 N. MICHIGAN AVE.
FRESNO, CA 93710                        ELMHURST, IL 60126

1215 W. LAMBERT ROAD                    22403 KATY FWY
BREA, CA 92821                          KATY, TX 77450

181 NORTH ROAD                          3317 DURHAM DRIVE
HIGHLAND, NY 12528                      RALEIGH, NC 27603

4419 MARKET COURT                       4238 LOZANO LANE
SACRAMENTO, CA 95834                    SUISUN, CA 94585

7711 OAKPORT STREET
OAKLAND, CA 94621-2011